Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Bob Giargiari, GPR GLOBAL
(619) 884-4410

Akesis Pharmaceuticals Hires Industry Executive As New CEO

SAN DIEGO, October 3, 2006 — Akesis Pharmaceuticals, Inc. (AKES.OB) today announced that it has appointed Jay Lichter, Ph.D., a veteran biotechnology and pharmaceutical business executive, as its new president and CEO, effective immediately. Dr. Lichter replaces Edward B. Wilson, who has resigned from the company to pursue other opportunities.

Dr. Lichter arrives as Akesis prepares for continued development of its proprietary therapies designed to lower and control blood glucose levels in patients with type 2 diabetes. Earlier this year, Akesis announced that it had partnered with a clinical research organization to develop a clinical research protocol for new clinical trials.

“We are pleased to have Jay on board to drive the development of Akesis’ product portfolio,” said Akesis board member Kevin J. Kinsella. “His rare combination of scientific and business expertise is well-aligned with the current and future needs of this organization.”

Dr. Lichter served most recently as vice president of operations and business development of Sytera, Inc., an ophthalmology pharmaceutical company that merged last month with Sirion Therapeutics, Inc. Prior to Sytera, Dr. Lichter was executive vice president of business development for Sequenom, Inc., a public biotechnology company. Previously, Dr. Lichter served as president and CEO of XenoPharm, Inc., a start-up company established with technology licensed to commercialize xenobiotic sensors. Earlier in his career, Dr. Lichter worked at both Pfizer, Inc. and Genset Corporation in various management capacities.

Dr. Lichter holds a Bachelor’s degree and a Ph.D. in biochemistry from University of Illinois. He completed Post-Doctoral Fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

About Akesis:

Akesis is a pharmaceutical company with a portfolio of innovative prospective treatments for diabetes and other related metabolic disorders. The company possesses issued U.S. patents for both prescription and over-the-counter treatments, which uniquely combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ products have demonstrated utility in lowering and controlling blood glucose levels in patients with type 2 diabetes. Blood sugar control via oral drugs represents a multi billion-dollar industry in the United States.

Note regarding forward-looking statements:

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Akesis Pharmaceuticals disclaims any intent or obligation to update these forward- looking statements, and claims the protection of the Safe Harbor for forward- looking statements contained in the Act. Examples of such statements include, but are not limited to, any plans to initiate clinical trials or to otherwise seek to confirm the utility of the company’s products. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to the inability to raise additional capital, an amount of which is required to support completion of new clinical trials, difficulties or delays in development, testing, regulatory approval, production and marketing of the company’s drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the company’s drug candidates that could slow or prevent clinical development, and product approval or market acceptance (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials). For additional information about risks and uncertainties Akesis faces, see documents Akesis files with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended December 31, 2005, and all our quarterly and other periodic SEC filings. Akesis has not yet submitted any formulations to the Food and Drug Administration for review. The FDA has not made any determinations with regard to Akesis’ proposed formulations. Akesis does not, at this time, manufacture, or offer products for sale.

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